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                                                                    EXHIBIT 23.3

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-50132 and 333-75014) pertaining to the 1998 Incentive Compensation Plan of BKF Capital Group, Inc. of our reports dated October 17, 2002, January 13, 2003, January 13, 2003, January 13, 2003, February 6, 2004, April 11, 2003, January 12, 2004 and January 24, 2005, included in this Annual Report (Form 10-K) of BKF Capital Group, Inc. for the year ended December 31, 2004 with respect to our audits of the respective financial statements (not shown separately herein) of Meadow Lane Associates, L.P., SR Capital Partners, L.P., Greenspring Partners, L.P., PWF Capital Partners, L.P., Levco Debt Opportunity Partners, L.P., AltVantage Absolute Return Fund, L.P., RCL Capital, L.P. and Alvarado Capital Partners, L.P., respectively.




/s/ Eisner LLP

New York, New York
March 10, 2005